                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report
(Date of earliest event reported):                      August 14, 1998


                             SEQUA CORPORATION
           ----------------------------------------------------
            (Exact name of registrant as specified in charter)


                                 Delaware
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              (State or other jurisdiction of incorporation)


        1-804                                 13-1885030
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(Commission File No.)                        (FEI Number)


200 Park Avenue, New York, New York                       10166
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(Address of principal executive office)                   (Zip Code)



Registrant's telephone number
(including area code):                                  (212) 986-5500
                                                        --------------

Item 5.       Other Events
              ------------

              In the action commenced on July 11, 1995 by United Technologies Corporation (UTC) through its Pratt & Whitney division against Chromalloy Gas Turbine Corporation (Chromalloy) in the United States District Court for the District of Delaware, the Court issued a Memorandum Opinion and Order with respect to the issues tried in December, 1997 on Chromalloy's counterclaim for certain breaches of the parties' 1985 Repair Agreement. The Court ordered United Technologies to "fulfill its obligations under the February 4, 1985 Repair Process Agreement with Chromalloy Gas Turbine Corporation" and to provide Chromalloy with the data and parts required to develop and perform Pratt approved repairs for the newest models of the major jet engine series manufactured by Pratt & Whitney. The Court ordered United Technologies to provide Chromalloy with updated technical data on an ongoing basis and to evaluate and grant repair approvals to Chromalloy to repair components for the most advanced models of several Pratt & Whitney engine families, including the 4000 series, the PW 2000 series, and the V2500 series. The Court's 55-page Opinion identified eight separate contract breaches by United Technologies and granted Chromalloy all the relief it had requested with regard to Pratt's failure to provide repair approvals. Chromalloy did not seek monetary damages on this issue. The Court also held that United Technologies had violated the Repair Agreement by failing to notify Chromalloy of the more favorable licensing terms, including lower royalty rates that Pratt had negotiated with other component repair suppliers and to give Chromalloy the opportunity to accept the same terms. The damages on that claim will be tried at a later time.

     In rejecting United Technologies claim that Chromalloy was licensed to repair only the engine models and part types that existed at the time the 1985 Agreement was signed, the Court noted that the parties, " intended to create a contract with very flexible terms, that would have all but encompassed new technical developments without the need for constant amendment of the Agreement." United Technologies has filed a motion asking the Court to issue a ruling that this judgment is final and, therefore, immediately appealable. United Technologies has also filed a motion for temporary stay of the Court's order pending briefing on their motion and for a permanent stay of the Order pending the appeal. Chromalloy is contesting both United's motion for final judgment and immediate appeal and its motion seeking a stay.

     In the suit brought on October 17, 1996 by Chromalloy against UTC in Delaware Federal Court for alleged infringement of Chromalloy's patents, the Court has moved the trial date from September 3, 1998 to October 13, 1998.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


              None.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SEQUA CORPORATION



                               By:/s/ Stuart Z. Krinsly
                                    Stuart Z. Krinsly
                                    Senior Executive Vice President
                                    and General Counsel


Dated: September 10, 1998